Exhibit 99.1
NEWS
RELEASE
FOR IMMEDIATE RELEASE
CONTACT: Chris L. Nines
                       (512) 434-5587
TEMPLE-INLAND INC. REPORTS SECOND QUARTER 2007 RESULTS
     AUSTIN, TEXAS, July 25, 2007—Temple-Inland Inc. today reported second quarter 2007 net income of $66 million, or $0.62 per diluted share, compared with second quarter 2006 net income of $191 million, or $1.70 per diluted share, and first quarter 2007 net income of $38 million, or $0.35 per diluted share.
     Results for second quarter 2007 include (i) an after-tax gain of $5 million, or $0.05 per share, related to the sale of non-strategic timber leases, (ii) a one-time state tax benefit of $3 million, or $0.03 per share, and (iii) a net after-tax special charge of $5 million, or $0.05 per share, related to costs for our Transformation Plan and an increase in litigation reserves. In total, the effect of these special items on second quarter 2007 was a benefit of $3 million or $0.03 per share. As reflected in the table below, net income per diluted share, excluding special items, for second quarter 2007 is $0.59, compared with $0.97 in second quarter 2006, and $0.43 in first quarter 2007.

	Second Quarter		First Quarter
	2007	2006*	2007
Net income per dil. share as reported	$0.62	$1.70	$0.35

Adjustment for special items	(0.03)	(0.73)	0.08

Net income per diluted share, excluding special items	$0.59	$0.97	$0.43

Average shares outstanding – diluted (in millions)	108.1	111.8	107.7

*	Second quarter 2006 special items principally relate to tax litigation settlement

Corrugated Packaging

	2nd Qtr.	2nd Qtr.	1st Qtr.
Segment Operating Income	2007	2006	2007
($ in Millions)	$78	$66	$64
     Corrugated Packaging operating income improved second quarter 2007 compared with second quarter 2006, principally due to higher corrugated container prices, business improvement, and a $4 million insurance recovery related to the Ontario mill, partially offset by higher recycled fiber, energy and wood costs. Operating income improved second quarter 2007 compared with first quarter 2007 principally due to higher corrugated container volumes, lower mill and converting costs per ton, and the insurance recovery.
     On a volume per workday basis, shipments of corrugated containers were up 6% second quarter 2007 compared with first quarter 2007. Excluding the sale of Performance Sheets (a sheet feeder plant in City of Industry, California sold in August 2006), volume on a per workday basis was up 1% in second quarter 2007 compared with second quarter 2006.
     Average prices for corrugated containers second quarter 2007 were up 3% compared with second quarter 2006, but down less than 1% compared with first quarter 2007. The average cost of recycled fiber second quarter 2007 was up 36% compared with second quarter 2006, and up 5% compared with first quarter 2007. Freight costs second quarter 2007 were down $2 million compared with second quarter 2006, but up $2 million compared with first quarter 2007. Energy costs were up $2 million second quarter 2007 compared with second quarter 2006, but down $2 million compared with first quarter 2007.
Forest Products

	2nd Qtr.	2nd Qtr.	1st Qtr.
Segment Operating Income	2007	2006	2007
($ in Millions)	$33	$101	$38
     Forest Products operating income declined second quarter 2007 compared with second quarter 2006 primarily due to lower lumber prices and lower prices and shipments of gypsum. Operating income declined second quarter 2007 compared with first quarter 2007 principally due to lower gypsum prices.
     Average lumber prices second quarter 2007 were down 16% compared with second quarter 2006, but up 4% compared with first quarter 2007. Gypsum prices second quarter 2007 were down 25% compared with second quarter 2006, and down 13% compared with first quarter 2007. Particleboard prices second quarter 2007 were up 5% compared with second quarter 2006, but essentially flat compared with first quarter 2007.
     Shipments of lumber were up second quarter 2007 compared with second quarter 2006 and first quarter 2007. Shipments of gypsum were down second quarter 2007 compared with second quarter 2006, but up compared with first quarter 2007. Shipments of particleboard were down second quarter 2007 compared with second quarter 2006 and first quarter 2007.
Real Estate

	2nd Qtr.	2nd Qtr.	1st Qtr.
Segment Operating Income	2007	2006	2007
($ in Millions)	$19	$9	$3
     Real Estate reported operating income of $19 million in second quarter 2007, including $11 million from the sale of commercial land.
     During second quarter 2007, high-value land sales totaled 886 acres at an average price of approximately $7,000 per acre.
     Residential activity for wholly-owned and joint venture projects during second quarter 2007 included the sale of 541 lots at an average price of approximately $51,100 per lot.
     Commercial activity for wholly-owned and joint venture projects during second quarter 2007 included the sale of 56 acres at an average price of approximately $299,400 per acre.
Financial Services

	2nd Qtr.	2nd Qtr.	1st Qtr.
Segment Operating Income	2007	2006	2007
($ in Millions)	$48	$62	$49
     Financial Services operating income declined second quarter 2007 compared with second quarter 2006 principally due to lower average earning assets. Operating income second quarter 2007 was essentially flat compared with first quarter 2007.
Comments
     In announcing second quarter results, Kenneth M. Jastrow, II, chairman and chief executive officer of Temple-Inland Inc. said, “Our Corrugated Packaging operation had a good quarter and continues to benefit from strategic initiatives of full integration and increasing asset utilization. During second quarter 2007 we generated $9 million in additional business improvement, as our containerboard mills achieved record production levels despite planned maintenance downtime at Orange, TX. In addition, converting costs per ton declined in second quarter 2007 compared with first quarter 2007 as asset utilization continues to increase.
     “Despite challenging market conditions Forest Products profitability reflects our focus on customers, location, low-cost, efficient converting operations and our mix of products.
     “Real Estate operating income during second quarter 2007 benefited from commercial sales activity. In addition, during second quarter 2007 we entitled three projects (419 acres) of high- value land in Georgia. Over the past twelve months, we have obtained entitlements on 9 projects, representing approximately 2,756 acres, consistent with our focus on value creation.
     “Financial Services continues to experience shrinkage in its mortgage-backed security portfolio due to competitive pricing. Credit conditions remain favorable, and we continue to benefit from our strategy to avoid subprime lending. Additionally, we have experienced deposit growth through our bank branches in Texas and California, the two largest markets in the U.S.”
Transformation Plan
     “February 26, 2007 we announced a Transformation Plan to maximize shareholder value by separating Temple-Inland into three focused, stand-alone, public companies and selling our strategic timberland. During second quarter 2007, substantial progress was made regarding each component of the Transformation Plan, and we are on target to complete the process by year end. The three companies resulting from the plan — Temple-Inland, Guaranty Financial and Forestar — have exciting futures, and will be well positioned to continue to maximize value for shareholders going forward.”
     The Company will host a conference call on July 25, 2007 at 10:00 am EDT to discuss results of second quarter 2007. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Temple-Inland’s Internet site at www.templeinland.com. To access the conference call, listeners calling from North America should dial 1-800-901-5217 at least 15 minutes prior to the start of the meeting. Those wishing to access the call from outside North America should dial 1-617-786-2964. The password is templeinland. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in North America and at 1-617-801-6888 outside North America. The password for the replay is 87747014.
     Temple-Inland Inc. operates four business segments: corrugated packaging, forest products, real estate and financial services. Temple-Inland’s common stock (TIN) is traded on the New York Stock Exchange. Temple-Inland’s address on the World Wide Web is www.templeinland.com.
This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; demand for new housing; accuracy of accounting assumptions related to pension and postretirement costs, impaired assets, and the allowance for credit losses; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; our ability to execute certain strategic and business improvement initiatives, including the Transformation Plan; and other factors, many of which are beyond our control.
This release includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are located in this release.

TEMPLE-INLAND INC. AND SUBSIDIARIES
UNAUDITED
Business Segments

	Second Quarter		First Six Months
	2007	2006	2007	2006

	(Dollars in millions, except per share)
Revenues
Corrugated packaging	$779	$758	$1,540	$1,479
Forest products	249	341	495	674
Real estate	43	35	73	82
Financial services	287	299	571	582

Total revenues	$1,358	$1,433	$2,679	$2,817

Income
Corrugated packaging(a)	$78	$66	$142	$110
Forest products	33	101	71	183
Real estate	19	9	22	35
Financial services	48	62	97	111

Total segment operating income	178	238	332	439
Expenses not allocated to segments
General and administrative	(27)	(26)	(52)	(49)
Share-based compensation	(15)	(8)	(38)	(24)
Other operating income (expense)	(1)	(8)	(15)	(11)
Other non-operating income (expense)	1	91	1	91
Parent company interest	(31)	(34)	(62)	(67)

Income before taxes	105	253	166	379
Income taxes	(39)	(62)	(62)	(109)

Income from continuing operations(a)	66	191	104	270
Discontinued operations	—	—	—	—

Net income	$66	$191	$104	$270

Diluted earnings per share:

Income from continuing operations(a)	$0.62	$1.70	$0.97	$2.40

Discontinued operations	—	—	—	—

Net income	$0.62	$1.70	$0.97	$2.40

Average diluted shares outstanding	108.1	111.8	107.8	112.6

(a)	We have recast prior period results to expense planned major maintenance costs as incurred.

	Corrugated Packaging
	Segment		Income from Continuing
	Operating Income		Operations		Per Diluted Share

	As	Retrospective	As	Retrospective	As	Retrospective
	Reported	Application	Reported	Application	Reported	Application
2006
1st qtr	$40	$44	$76	$79	$.67	$.70
2nd qtr	67	66	192	191	1.71	1.70
3rd qtr	74	73	96	95	.87	.86
4th qtr	74	72	105	104	.98	.97

Year	$255	$255	$469	$469	$4.23	$4.23

     Non-GAAP Financial Measures
     Net income excluding special items and net income per diluted share excluding special items are important measures for us and investors because they allow useful and consistent comparisons of on-going operations by excluding gains and losses that management believes are not indicative of our ongoing operating results.
     We define special items to include discontinued operations, effects of accounting changes, and other items such as gains or losses on sales of non-strategic assets; asset impairments; and unusual income, expenses, and tax benefits or charges. The most comparable GAAP measures are net income and net income per diluted share.
     Despite their importance to us, net income excluding special items and net income per diluted share excluding special items are non-GAAP financial measures that have no standardized definitions and as a result may not be comparable with other companies’ measures using the same or similar terms. This lack of comparability may limit the usefulness of these measures to us and investors. There may be other limits in the usefulness of these measures to investors. As a result, we encourage you to read our financial information in its entirety and not to rely on any single financial measure.
     Calculation of Non-GAAP Financial Measures

			First
	Second Quarter		Quarter
	2007	2006	2007

	(In millions, except per share)
Net income determined in accordance with GAAP	$66	$191	$38
Special items, after-tax:
Litigation and other	3	—	6
Transformation costs	2	—	3
Gain on sale of non-strategic timber leases	(5)	—	—
One-time tax benefit	(3)	—	—
Settlement of tax litigation	—	(87)	—
Financial Services repositioning activities	—	5	—

Total special items, after-tax	(3)	(82)	9

Net income excluding special items	$63	$109	$47

Net income per diluted share determined in accordance with GAAP	$0.62	$1.70	$0.35
Special items, after-tax, per diluted share:
Litigation and other	0.03	—	0.06
Transformation costs	0.02	—	0.02
Gain on sale of non-strategic timber leases	(0.05)	—	—
One-time tax benefit	(0.03)	—	—
Settlement of tax litigation	—	(0.78)	—
Financial Services repositioning activities	—	0.05	—

Total special items per diluted share, after-tax	(0.03)	(0.73)	0.08

Net income per diluted share excluding special items	$0.59	$0.97	$0.43

Average diluted shares outstanding	108.1	111.8	107.7

TEMPLE-INLAND INC. AND SUBSIDIARIES
UNAUDITED
     Revenues and unit sales of manufacturing subsidiaries, excluding joint venture operations follows:

	Second Quarter		First Six Months
	2007	2006	2007	2006
	(Dollars in millions)
Revenues
Corrugated Packaging
Corrugated packaging	$744	$737	$1,461	$1,435
Linerboard	35	21	79	44

Total Corrugated Packaging	$779	$758	$1,540	$1,479

Forest Products
Pine lumber	$67	$76	$126	$160
Gypsum wallboard	67	116	137	228
Particleboard	49	58	101	107
Medium density fiberboard	17	19	34	35
Fiberboard	14	22	28	43
Hunting, mineral and recreational leases	10	14	19	28
Fiber and other	25	36	50	73

Total Forest Products	$249	$341	$495	$674

Unit sales
Corrugated Packaging
Corrugated packaging, thousands of tons	866	884	1,696	1,753
Linerboard, thousands of tons	76	47	176	107

Total, thousands of tons	942	931	1,872	1,860

Forest Products
Pine lumber, mbf	222	216	425	434
Gypsum wallboard, msf	414	537	796	1,100
Particleboard, msf	134	164	277	329
Medium density fiberboard, msf	37	41	74	80
Fiberboard, msf	79	106	153	208
Supplemental Financial Information:
Supplemental Financial Information for the Parent Company and its manufacturing subsidiaries follows:

	Second Quarter		First Six Months
	2007	2006	2007	2006
	(Dollars in millions)
Cash Balance (at qtr. end)	$26	$25
Total Debt (at qtr. end)	$1,665	$1,752
Capital Expenditures (including reforestation)	$52	$47	$94	$79

     A summary of projects in the entitlement process(a) at second quarter-end 2007 follows:

		Project
Project	County	Acres(b)
California
Hidden Creek Estates	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	30

Georgia
Ball Ground	Cherokee	500
Burt Creek	Dawson/Lumpkin	990
Cedar Creek Preserve	Coweta	200
Corinth Landing	Coweta	800
Crossing	Coweta	230
Euharlee II West	Bartow	360
Fincher Road	Cherokee	950
Friendship Road	Cherokee	110
Garland Mountain	Cherokee/Bartow	350
Genesee	Coweta	750
Grove Park	Coweta	160
Jackson Park	Jackson	690
Lithia Springs	Haralson	260
Mill Creek	Coweta	780
Overlook	Cherokee	510
Pickens School	Pickens	420
Serenity	Carroll	400
Wolf Creek	Carroll	12,180
Yellow Creek	Cherokee	1,100

Texas
Lake Houston	Harris/Liberty	3,630
Entrada (c)	Travis	240
Woodlake Village (c)	Montgomery	620

Total		26,960

(a)	A project is deemed to be in the entitlement process when customary steps necessary for the preparation and submittal of an application, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Acreage is for the total project and is approximate. The actual number of acres entitled may vary.

(c)	We own a 50% interest in these projects.

     A summary of activity within our entitled,(a) developed and under development projects at second quarter-end 2007 follows:

			Residential Lots (c)		Commercial Acres (d)
			Lots Sold		Acres Sold
		Interest	Since	Lots	Since	Acres
Project	County	Owned(b)	Inception	Remaining	Inception	Remaining
Projects we own
Colorado
Buffalo Highlands	Weld	100%	—	645	—	—
Johnstown Farms	Weld	100%	115	699	—	—
Pinery West	Douglas	100%	—	—	—	115
Stonebraker	Weld	100%	—	600	—	—

Texas
Arrowhead Ranch	Hays	100%	—	232	—	5
Caruth Lakes	Rockwall	100%	245	629	—	—
Cibolo Canyons	Bexar	100%	462	1,287	64	81
Harbor Lakes	Hood	100%	190	388	—	13
Harbor Mist	Calhoun	100%	—	1,393	—	36
Hunter’s Crossing	Bastrop	100%	266	311	19	95
Katy Freeway	Harris	100%	—	—	38	—
La Conterra	Williamson	100%	—	509	—	60
Maxwell Creek	Collin	100%	567	456	—	—
Oakcreek Estates	Comal	100%	—	648	—	—
The Colony	Bastrop	100%	347	1,078	22	50
The Gables at North Hill	Collin	100%	193	89	—	—
The Preserve at Pecan Creek	Denton	100%	111	708	—	9
The Ridge at Ribelin Ranch	Travis	100%	—	—	126	77
Other Projects (6)	Various	100%	2,171	127	62	39

Georgia
Towne West	Bartow	100%	—	2,550	—	121
Other projects (7)	Various	100%	—	1,264	—	40
Missouri and Utah
Other Projects (3)	Various	100%	760	257	—	—

			5,427	13,870	331	741

Projects in entities we consolidate
Texas
City Park	Harris	75%	689	612	36	129
Lantana	Denton	55% (e)	285	2,065	—	—
Light Ranch	Collin	65%	—	2,461	—	—
Timber Creek	Collin	88%	—	654	—	—
Other Projects (5)	Various	Various	286	295	13	52

			1,260	6,087	49	181

Total owned and consolidated			6,687	19,957	380	922

Projects in ventures that we account for using the equity method

Georgia
Seven Hills	Paulding	50%	601	479	26	—
The Georgian	Paulding	38%	284	1,101	—	—
Other Georgia projects (5)	Various	Various	1,843	249	3	—

Texas
Bar C Ranch	Tarrant	50%	170	1,011	—	—
Fannin Farms West	Tarrant	50%	224	219	—	—
Lantana	Denton	Various (e)	1,726	122	1	79
Long Meadow Farms	Fort Bend	19%	583	1,601	24	186
Southern Trails	Brazoria	40%	201	858	—	—
Stonewall Estates	Bexar	25%	85	166	—	—
Summer Creek Ranch	Tarrant	50%	793	1,695	—	374
Summer Lakes	Fort Bend	50%	294	850	48	3
Village Park	Collin	50%	313	256	—	5
Waterford Park	Fort Bend	50%	—	493	—	37
Other projects (3)	Various	Various	268	262	—	37

Florida
Other projects (3)	Various	Various	473	372	—	—

Total in ventures			7,858	9,734	102	721

Combined Total			14,545	29,691	482	1,643

(a)	A project is deemed entitled when all major discretionary land-use approvals have been received. Some projects may require additional permits for development.

(b)	Interest owned reflects our equity interest in the project, whether owned directly or indirectly. There are some projects that have multiple ownership structures within them. Accordingly, portions of these projects may appear as owned, consolidated and/or accounted for using the equity method.

(c)	Lots are for the total project

(d)	Commercial acres are net developable acres, and may be fewer than the gross acres available in the project.

(e)	The Lantana project consists of a series of 19 partnerships in which our interests range from 25% to 55%. We account for eight of these partnerships in which our interests range from 25% to 50% using the equity method and we consolidate the remaining partnerships.